UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MEDLEY CAPITAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDLEY CAPITAL CORP. FILED DETAILED INVESTOR PRESENTATION

AND OPEN LETTER

Materials Highlight Rationale for Declining to Pursue NexPoint’s Unsolicited Proposal and

Reiterate Benefits of Announced Merger Plan

NEW YORK - February 15, 2019 - Medley Capital Corporation (NYSE: MCC, “MCC”) (TASE: MCC) today filed an investor presentation and letter from MCC’s lead independent director on behalf of MCC’s Special Committee discussing factors for the Special Committee’s recommendation that the MCC Board of Directors decline to pursue the unsolicited proposal put forth by NexPoint Advisors, L.P., an affiliate of Highland Capital Management Fund Advisors, L.P. (“NexPoint”).

The investor presentation also highlights factors considered by the MCC Board in approving MCC’s proposed merger with Sierra Income Corporation (“Sierra”) and Sierra’s concurrent acquisition of Medley Management Inc. (NYSE: MDLY) (“MDLY” or “Medley”) (the “Announced Merger Plan”).

The investor presentation, which has been filed with the Securities and Exchange Commission, is available on the Events/Investor Presentation section of MCC’s Investor Relations website.

The full text of the letter follows:

Special Committee of the Board of Directors

Medley Capital Corporation

February 14, 2019

Mr. Cristiano Guerra

Institutional Shareholder Services

Special Situations Research

702 King Farm Boulevard, Suite 400
Rockville, MD 20850

Dear Mr. Guerra:

As you know, I am Chairman of the Special Committee of the Board of Directors of Medley Capital Corporation (MCC), which was formed to consider and advise the Board with respect to the proposed combination of MCC, Sierra Income Corp. (Sierra) and Medley Management Inc. (MDLY). I am writing to you on behalf of the Special Committee.

The special meeting of MCC shareholders has been adjourned to March 8, 2019. Accordingly, shareholders have more than adequate time to consider the NexPoint proposal. But the views and recommendation of the Special Committee remain unchanged. We continue to advise in favor of the proposed mergers with Sierra and MDLY, and in this letter I hope to briefly explain why our views have not changed.

The Special Committee, which is comprised exclusively of independent directors of MCC, is keenly aware of its duties and responsibilities. We are not a hand tool of management. The actions we have taken have been with a view to achieving the best outcome for MCC shareholders. We understand that there are pros and cons to every course of action, and our mission has been to weigh competing alternatives, and drawing on our familiarity with the BDC space, and the business of MCC in particular, recommend what we believe to be the course that will best serve the MCC shareholder community.

NexPoint first advanced its proposal to the Special Committee to become MCC’s external manager on January 24, 2019. The Special Committee convened promptly with its legal and financial advisor to consider the proposal. On January 31, 2019, NexPoint sent a second letter to the Special Committee proposing that the MCC merger with Sierra should be consummated, but that a NexPoint/Highland affiliate should become the external manager of the combined entity. Again the Special Committee met with its advisors to consider the NexPoint proposal. On both occasions, the Special Committee did not change its recommendation to move forward with the MCC/Sierra/MDLY combination.

Based on its initial voting recommendation, it appears to us that ISS understands the compelling merits of the MCC/Sierra merger, and I will not revisit here what the Special Committee considered to be its benefits for our shareholders. Instead, I will explain why we continue to reject the NexPoint proposal in favor of the proposed merger with MDLY and the transition to an internally managed BDC.

The Special Committee has taken into account MCC’s long and short-term performance, and while that has certainly been a factor considered by the committee, our focus remains on the best way forward for our shareholders. MCC has been moving to a new model of investing exclusively in sponsor backed debt, and this model has met expectations. MCC’s performance continues to experience the drag of its legacy investments, which is in the process of being remedied, and that will be the case no matter who advises the combined MCC/Sierra entity in the future.

NexPoint/Highland has had successes in the fund space, but it has also had its share of failures. Among others, Highland Crusader, once Highland’s flagship fund, closed in 2008-2009 after its investments plummeted in value.1 Its Highland Distressed Opportunities Fund Inc., a BDC, went public at over $14 per shares and fell to $0.96 per share before its eventual sale in 2009.2 Recently, in 2018, the price of its Highland Floating Rate Opportunities Fund price declined by 12.2%; during the same period the CS Leveraged Loan Index gained by 1.14%. Moreover, the situations in which NexPoint/Highland has had success are not particularly relevant to the MCC/Sierra portfolio. NexPoint Strategic Opportunities Fund is a closed end fund; NexPoint Residential Trust is a real estate trust; and NexPoint Capital is focused on the healthcare space.

The Special Committee continues to find the benefits to MCC of combining with both Sierra and MDLY compelling. The combined MCC/Sierra/MDLY will save on management fees, will hopefully realize a market uplift as an internally managed BDC and will benefit from the cash flow and growth potential of MDLY’s asset management business. According to the Special Committee’s financial advisor, NexPoint’s proposed payment is significantly below market, and would not offset the benefits of the MDLY merger.

There is another point that should be made. NexPoint/Highland has had a troubling history of alleged and actual improprieties in the fund space.3 We have seen something similar here as well. While NexPoint has been publicly urging MCC shareholders to vote against MCC/Sierra/MDLY combination, it has not filed proxy materials with the SEC. Instead, in apparent reliance on SEC Rule 14a-2(b)(1), it filed a notice of exempt solicitation. But because NexPoint “is likely to receive a benefit from a successful solicitation that would not be shared pro rata by all other holders of the same class of securities,” we cannot see how the Rule 14a-2(b)(1) exemption is available to NexPoint. As such, NexPoint should have been providing full proxy disclosure to MCC shareholders regarding its proposal.

These are not the only issues considered by the Special Committee, but I hope they are sufficient to demonstrate that the committee has given careful and considered thought to the NexPoint proposals. The Special Committee has dispassionately weighed the relevant factors, positive and negative, on a scale calibrated solely to the best interests of MCC shareholders. With all that, the Special Committee stands by its original recommendation in favor of the MCC/Sierra/MDLY combination.

Because the Special Committee firmly believes that the MCC/Sierra/MDLY combination remains in the best interests of MCC shareholders, we urge ISS to revert to its original recommendation to shareholders to vote in favor of the transaction at the special meeting now scheduled for March 8, 2019.

If I, or any other member of the Special Committee, can be of further assistance to ISS in its reconsideration of the ISS recommendation, please let us know

Sincerely,

The MCC Special Committee is served by financial advisor Sandler O’Neill + Partners, L.P. and legal counsel Kramer Levin Naftalis & Frankel LLP.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed BDC that trades on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC). Medley Capital Corporation’s investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form N-14 that includes a joint proxy statement of Sierra, MCC, and Medley Management Inc. (NYSE: MDLY) and, with respect to Sierra, constitutes a prospectus (collectively, the “Joint Proxy Statement/Prospectus”) of Sierra, MCC, and MDLY. The Joint Proxy Statement/Prospectus, as applicable, was first mailed or otherwise delivered to stockholders of Sierra, MCC, and MDLY on or about December 21, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MDLY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders can obtain the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sierra, MCC, and MDLY, free of charge, from the SEC’s web site at www.sec.gov and from Sierra’s website (www.sierraincomecorp.com), MCC’s website (www.medleycapitalcorp.com), or MDLY’s website (www.mdly.com). Investors and security holders may also obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Sierra, MCC, or MDLY by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Solicitation

Sierra, MCC, and MDLY and their respective directors, executive officers, other members of their management, employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Sierra, MCC, and MDLY stockholders in connection with the proposed transactions is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus and in other relevant materials that may be filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and each of Sierra, MCC and MDLY may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide sustainable and increased profits, greater likelihood of dividend growth, lower cost of capital and improved liquidity for Sierra, MCC, and MDLY stockholders and will be accretive to net investment income for both Sierra and MCC, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, MCC, and MDLY, Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of MCC and MDLY to prevent any material adverse effect relating thereto, certain required approvals of the SEC and the Small Business Administration, the necessary consents of certain third-party advisory clients of MDLY, and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof, and (iii) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to Sierra, MCC and MDLY include, but are not limited to, (i) the costs and expenses that Sierra, MCC and MDLY have, and may incur, in connection with the proposed transactions (whether or not they are consummated), (ii) the impact that any litigation relating to the proposed transactions may have on any of Sierra, MCC and MDLY, (iii) that projections with respect to dividends may prove to be incorrect, (iv) Sierra’s ability to invest our portfolio of cash in a timely manner following the closing of the proposed transactions, (v) the market performance of the combined portfolio, (vi) the ability of portfolio companies to pay interest and principal in the future; (vii) the ability of MDLY to grow its fee earning assets under management; (viii) whether Sierra, as the surviving company, will trade with more volume and perform better than MCC and MDLY prior to the proposed transactions; and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of MCC’s or MDLY’s common stock. There can be no assurance of the level of any dividends to be paid, if any, following consummation of the merger.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that included in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, including the Joint Proxy Statement/Prospectus relating to the proposed transactions, and in the “Risk Factors” sections of each of Sierra’s, MCC’s and MDLY’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward- looking statements in this communication represent Sierra’s, MCC’s and MDLY’s views as of the date of hereof. Sierra, MCC and MDLY anticipate that subsequent events and developments will cause their views to change. However, while they may elect to update these forward-looking statements at some point in the future, none of Sierra, MCC or MDLY have the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Sierra’s, MCC’s or MDLY’s views as of any date subsequent to the date of this material.

Investor Relations Contact:

Sam Anderson

Head of Capital Markets & Risk

Medley Management Inc.

212-759-0777

Media Contacts:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

212-257-4170

[1]	“Investors Sue Highland Capital over Crusader Fund,” Wall Street Journal (July 11, 2016).
[2]	Source: Highland Distressed Opportunities Fund SEC filings.
[3]	See “Highland Capital Unit Sued for Allegedly Using Fund Assets to Rescue Separate MLP Offering,” Pension and Investments (September 7, 2018); “Highland Capital Used False Pretexts in Ousting Portfolio Manager, Panel Finds,” Wall Street Journal (December 1, 2017); “Highland Capital Investors Allege Wrongdoing in Long-Closed Hedge Funds,” Wall Street Journal (October 24, 2016); In the Matter of Highland Capital Management L.P., SEC Release No. 3939 (September 25, 2014) (SEC alleged that Highland Capital was trading securities between its clients’ accounts and accounts in which Highland and its principals maintained an ownership interest; Highland Capital settled with the SEC); United States v. James D. Dondero (D..D.C. filed May 21, 2007) (Suit against James Dondero, President of NexPoint for violation of the Hart-Scott-Rodino Act; after a consent judgment, Dondero paid a $250,000 fine).

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